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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                         Date of Report: March 2, 1998


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Exact Name of Registrant                   Commission     I.R.S. Employer
as Specified in Its Charter                File Number   Identification No.
---------------------------                -----------   ------------------

   Hawaiian Electric Industries, Inc.        1-8503           99-0208097
   Hawaiian Electric Company, Inc.           1-4955           99-0040500



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                                 State of Hawaii
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


                  900 Richards Street, Honolulu, Hawaii 96813
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             (Address of principal executive offices and zip code)


Registrant's telephone number, including area code:

               (808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)
               (808) 543-7771 - Hawaiian Electric Company, Inc. (HECO)

                                  None
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


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ITEM 5. OTHER EVENTS


PUC SHOW CAUSE ORDER FOR HECO

In March 1997, the Public Utilities Commission of the State of Hawaii (PUC) issued a show cause order to Hawaiian Electric Company, Inc. (HECO) requesting information to assist the PUC in determining if it should reduce HECO's rates and require HECO to refund any excess earnings to its ratepayers. The PUC noted that for 1996 HECO recorded a return on average common equity (ROACE) of 11.93% and a simple average rate of return on rate base (ROR) of 9.70%, which exceeded the 11.40% ROACE and 9.16% ROR determined to be reasonable by the PUC in the utility's last rate case. HECO filed a motion to close the proceeding in March 1998, based on the fact that the actual returns for 1997--a 10.26% ROACE and a 8.75% ROR--were below the returns the PUC found to be fair and reasonable in the last rate proceeding. The Consumer Advocate has filed with the PUC a statement that it does not oppose HECO's request to close the proceedings. Management cannot predict what future PUC action, if any, may be taken in this proceeding.

HELCO POWER SITUATION

BACKGROUND. In 1991, Hawaii Electric Light Company, Inc. (HELCO) identified the
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need, beginning in 1994, for additional generation to provide for forecast load growth while maintaining a satisfactory generation reserve margin, to address uncertainties about future deliveries of power from existing firm power producers and to permit the retirement of older generating units. Accordingly, HELCO proceeded with plans to install at its Keahole power plant site two 20-megawatt (MW) combustion turbines (CT-4 and CT-5), followed by an 18-MW heat steam recovery generator (ST-7), at which time these units would be converted to a 56-MW (net) combined-cycle unit. In January 1994, the PUC approved expenditures for CT-4, which HELCO had planned to install in late 1994.
  Installation of HELCO's phased combined-cycle unit at the Keahole power plant site has been revised due to delays in (a) obtaining approval from the Hawaii Board of Land and Natural Resources (BLNR) of a Conservation District Use Permit
(CDUP) amendment and (b) obtaining from the Department of Health of the State of Hawaii (DOH) and the U.S. Environmental Protection Agency (EPA) an air quality Prevention of Significant Deterioration/Covered Source permit (PSD permit) for the Keahole power plant site. Subject to satisfactory resolution of the CDUP amendment and PSD permit matters, HELCO's current plan continues to be to have CT-4 and CT-5 be the next generating units added to its system.

CDUP AMENDMENT. On July 10, 1997, the Third Circuit Court of the State of Hawaii
---------------
issued its Amended Findings of Fact, Conclusions of Law, Decision and Order on HELCO's appeal of an order of the BLNR, along with other civil cases relating to HELCO's application for a CDUP amendment. This decision allows HELCO to use its Keahole property as requested in its application. An amended order to the same effect was issued on August 18, 1997. Two final judgments have been entered, disposing of all but one of the consolidated cases. HELCO has submitted a form of final judgment to dispose of the last case pending pursuant to the court's directions. Opposing parties have appealed from each of the final judgments and have also filed motions to stay the effectiveness of the judgments pending resolution of the appeals. A hearing on these motions was held on March 9, 1998, at which time the judge took the matter under advisement. Management believes that HELCO will ultimately prevail with regard to any appeals which may be taken and that the amended decision of the Third Circuit Court will be upheld.

IPP COMPLAINTS. Two independent power producers (IPPs), Kawaihae Cogeneration
--------------
Partners (KCP) and Enserch Development Corporation (Enserch), filed separate complaints against HELCO with the PUC in 1993 and 1994, respectively, alleging that they are entitled to power purchase contracts to provide HELCO with additional capacity which they claim would be a substitute for HELCO's planned 56-MW combined-cycle unit at Keahole. Under HELCO's current estimate of generating capacity requirements, there is a near term need for capacity in addition to the capacity which might be provided by either of the proposed IPP units.



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  In September 1995, the PUC allowed HELCO to continue to pursue construction of and commit expenditures for the second combustion turbine (CT-5) and the steam recovery generator (ST-7) for its planned combined-cycle unit, stating in its order that "no part of the project may be included in HELCO's rate base unless and until the project is in fact installed, and is used and useful for utility purposes." The PUC also ordered HELCO to continue negotiating with the IPPs and directed that the facility to be built (i.e., either HELCO's or one of the IPP's) should be the one that can be most expeditiously put into service at "allowable cost."
  In April 1997, Hilo Coast Processing Company (HCPC) filed a complaint against HELCO with the PUC, requesting an immediate hearing on HCPC's offer for a new 20-year power purchase contract for its existing facility, which is proposed to be expanded from 22 MW to 32 MW. HCPC's existing power purchase agreement is scheduled to terminate at the end of 1999.

     Enserch complaint. In January 1998, HELCO filed with the PUC an application
     -----------------
     for approval of a power purchase agreement for a 60-MW facility and an interconnection agreement with Encogen, Hawaii, L. P. (an Enserch affiliate) dated October 22, 1997. The agreements were entered into following a settlement agreement between Enserch and HELCO and are subject to PUC approval. Enserch, KCP, HCPC and one other IPP have filed motions to intervene in that docket. Should the two phases of the Encogen facility be placed in service in 1999 as planned, HELCO would probably defer its ST-7 unit to approximately 2006.

     KCP complaint. In January 1996, the PUC ordered HELCO to continue in good
     -------------
     faith to negotiate a power purchase agreement with KCP. In May 1997, KCP filed a motion for unspecified "sanctions" against HELCO for allegedly failing to negotiate in good faith, and in June 1997, KCP filed a motion asking the PUC to designate KCP's facility as the next generating unit on the HELCO system and to determine the "allowable cost" which would be payable by HELCO to KCP. HELCO filed memoranda in opposition to KCP's motions. An evidentiary hearing was held and briefs were filed by both parties. Action by the PUC is pending.

     HCPC complaint. The PUC converted the HCPC complaint into a purchased power
     --------------
     contract negotiation proceeding. An evidentiary hearing is scheduled for April 1998.

  Management cannot determine at this time whether the negotiations with KCP and HCPC and related PUC proceedings will result in the execution and/or PUC approval of a power purchase agreement or impact management's plans with regard to installation of HELCO's combined-cycle unit at the Keahole power plant site.

PROPERTY DAMAGE RESERVE

In March 1995, the PUC opened a generic docket to investigate whether the public utilities in the State of Hawaii should be allowed to establish property damage reserves to cover the cost of damage to their facilities and equipment caused by catastrophic disasters. The electric utility subsidiaries' overhead transmission and distribution systems are susceptible to wind and earthquake damage, and their underground systems are susceptible to earthquake and flood damage. The overhead and underground transmission and distribution systems (with the exception of substation buildings and contents) have a replacement value roughly estimated at $2 billion and are uninsured because the amount of transmission and distribution system insurance available is limited and the premiums are extremely high. In March 1998, the PUC determined that it would not be in the best interests of the ratepayer to allow the utilities to establish a ratepayer funded self-insured property damage reserve. The PUC based its conclusion on:
(1) the unknown probability of the occurrence of natural disasters and the uncertain magnitude of the resulting damages; (2) the intergenerational inequity that ratepayer-funded self-insurance programs create; and (3) the unclear tax effects of such reserves. In the order the PUC stated that the relative responsibilities of ratepayers and shareholders for the cost of restoration and repair of any damage caused by uninsured catastrophic natural disasters will be judged on the basis of the facts of each situation. In the case of the uninsured losses incurred by the electric utility serving Kauai as a result of Hurricane Iniki in 1992, the PUC "did not find it just, reasonable, or in the public interest to require [Citizens Utilities Co.'s (Citizens')] shareholders to bear any of the Iniki [net] restoration and repair costs", and "[adhered] to past regulatory treatment of extraordinary storm damages and expenses and [allowed] Citizens to recover prudently incurred Iniki-related investment." Citizens was allowed to defer recovery of Iniki-related non-capital expenses, and to recover such expenses over a 10-year amortization period, and to include the cost


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of Iniki restoration plant additions, with allowance for funds used during construction accrued for a certain period after the in-service dates for such additions, in its rate base. There can be no assurance, however, of what the PUC might decide to be the relative responsibilities of HECO's stockholder and the ratepayers with respect to any uninsured catastrophic losses that HECO or its subsidiaries may incur in the future.

COMPETITION

On December 30, 1996, the PUC instituted a proceeding to identify and examine the issues surrounding competition in the electric utility industry and to determine the impact of competition on the electric utility infrastructure in Hawaii. Similar proceedings have occurred in other jurisdictions. In its order, the PUC recognized that Hawaii's stand-alone island energy systems are different from the interconnected systems of the contiguous states, but also recognized the need to determine how to respond in Hawaii to changes occurring in the industry. The PUC set forth a preliminary enumeration of the issues, including feasible forms of competition, the regulatory compact, public interest benefits, long-term integrated resource planning, appropriate treatment of potential stranded costs, and the identification of the objectives and the establishment of a time frame for the introduction of competition in the electric utility industry. There are 19 parties in the proceeding including the Consumer Advocate of the State of Hawaii, HECO, Maui Electric Company, Limited, HELCO, various IPPs, government agencies and others. The PUC chose two facilitators for a collaborative process that was instituted by the PUC to "compile information, create a discussion forum, and narrow the issues on the complexities of restructuring the electric industry in response to emerging competition." The facilitators held a number of meetings with the parties. In March 1998, the parties agreed to adopt a collaborative process and schedule whereby they will submit initial position papers and final position papers to the collaborative group in June 1998 and September 1998, respectively, and a collaborative report to the PUC by December 1998. A resolution has been introduced in the Hawaii Legislature at the request of one of the parties, the Hawaii Department of Business, Economic Development, and Tourism (DBEDT), which, if adopted, would request that the PUC provide specific recommendations to the Legislature by December 31, 1998, for "legislation to implement economical competition" in the electric utility industry in Hawaii. As a result of a committee hearing, the resolution is expected to be modified to request that DBEDT, rather than the PUC, submit proposed legislation for the next session.






                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.     HAWAIIAN ELECTRIC COMPANY, INC.
                      (Registrant)                        (Registrant)


 /s/ Robert F. Mougeot                  /s/ Paul Oyer
-----------------------------------    ------------------------------
Robert F. Mougeot                      Paul A. Oyer
Financial Vice President and           Financial Vice President and
 Chief Financial Officer of HEI         Treasurer of HECO
(Principal Financial Officer of HEI)   (Principal Financial Officer of HECO)

Date:  March 10, 1998                  Date:  March 10, 1998



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